Exhibit 3.121

ARTICLES OF INCORPORATION

OF

REM-WEST VIRGINIA, INC.

The undersigned, acting as incorporator of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

ARTICLE I

The undersigned agrees to become a corporation by the name of REM-WEST VIRGINIA, INC.

ARTICLE II

The address of the principal office of said corporation will be located at 6921 York Avenue South, in the City of Edina, County of Hennepin and State of Minnesota 55435.

ARTICLE III

The purpose or purposes for which this corporation is formed are to engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the West Virginia Business Corporation Act.

ARTICLE IV

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE V

The aggregate number of shares which the corporation shall have authority to issue shall be 500 voting common shares each having a par value of ten ($10.00) dollars.

ARTICLE VI

The full name and address of the incorporator of this corporation is as follows:

Ellen W. McVeigh

3400 City Center

33 South Sixth Street

Minneapolis, Minnesota 55402

ARTICLE VII

The existence of this corporation is to be perpetual.

ARTICLE VIII

The name and address of the person appointed to whom shall be sent notice or process served upon, or service of which is accepted by, the secretary of state is CT Corporation System, 1200 Charleston National Plaza, Charleston, West Virginia 25301.

ARTICLE IX

The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS

Thomas E. Miller	6921 York Ave. S., Edina, MN 55435
Craig R. Miller	6921 York Ave. S., Edina, MN 55435
Douglas V. Miller	6921 York Ave. S., Edina, MN 55435

I THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of West Virginia, do make and file these ARTICLES OF INCORPORATION, and I have according hereto set my hand this 9th day of January, 1987.

/s/ Ellen W. McVeigh
Ellen W. McVeigh

Articles of Incorporation
prepared by:

Ellen w. McVeigh
Gray, Plant, Mooty,
Mooty &Bennett, P.A.
3400 City Center
33 South Sixth Street
Minneapolis, MN 55402

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STATE OF Minnesota	)
) ss:
COUNTY OF Hennepin	)

I, Stephanie Winter, a Notary Public in and for the County and State aforesaid, hereby certify that

Ellen W. McVeigh

whose name is signed to the foregoing Articles, bearing date on the 9th day of January, 1987, this day personally appeared before me in my said county and acknowledged her signature to the same.

Given under my hand and the official seal this 9th day of January, 1987.

/s/ Stephanie Winter
[SEAL]	Notary Public

My Commission expires May 17, 1989.

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[SEAL]
KEN HECHLER	FILED	Penney Barker, Supervisor
Secretary of State	JUL 21 2000	Corporations Division
State Capitol, W-139	IN THE OFFICE OF	Tel: (304) 558-8000
1900 Kanawha Blvd. East	SECRETARY OF STATE	Fax: (304) 558-0900
Charleston, WV 25305-0770	WEST VIRGINIA	Hrs: 8:30 am - 4:30 pm ET

www.state.wv.us/sos/	WEST VIRGINIA	wvsos@secretary.state.wv.us
ARTICLES OF INCORPORATION
FEE: $25.00	PROFIT AMENDMENT
plus any license tax increase		FILE TWO ORIGINALS

1.	The name of the corporation currently registered with the Secretary of State is:			REM-West Virginia, Inc.

2.	The date of the adoption of the amendment(s) was:			May 24, 2000, to be effective August 1, 2000

3.	In accordance with WV Code §31-1-107, the shareholders / board of directors have adopted the following amendment(s) to the Articles of Incorporation and/or purposes of the corporation:			☒	Change of name to: REM West Virginia, Inc.

				☐	Other (Attach amendments to form)

4.	The amendments were adopted as follows: (Check (a), (b) or (c) and complete the checked section)

	☐	a.	No shares had been issued and the amendment was adopted by resolution of the board of directors.

	☒	b.	The outstanding shares were not divided into classes, and the amendment was adopted by a majority vote of outstanding shares entitled to vote, as follows:

			Total Number	Number Shares	Shares Voted	Shares Voted
			Outstanding Shares	Entitled to Vote	For Amendment	Against Amendment

			100	100	100	0

☐	c.

The outstanding shares were divided into the classes designated below with the number of outstanding shares as listed, and the amendment was was adopted by a majority vote of the outstanding shares of each class, as follows:

Designation of	Number Shares	Shares Voted	Shares Voted
Class	Entitled to Vote	For Amendment	Against Amendment

WV Articles of Incorporation Profit Amendment

5.

(Complete this section only if the amendment provides for an exchange, reclassification or cancellation of issued shares.)
The means of making the exchange, reclassification or cancellation of issued shares will be:

6.	(Complete this section only if the amendment provides for a change in the number of share or value of capital stock.)
	The amount of authorized capital		from shares at a par value of $
	stock in the corporation will change:		to shares at a par value of $

and the total authorized capital stock
shall hereafter be: $

7.	The means of making the change in the amount of stated capital will be:

8.	Articles of Amendment prepared by:		Gray Plant Mooty
3400 City Center, 33 S. 6th St.
Minneapolis, MN 55402

The amendment was duly adopted as stated herein: (signatures of pres/vp and sec/asst sec required)

	7-13-00	Thomas Miller	/s/ Thomas Miller
	Date	President/Vice President Name	Signature

	7-13-00	Craig R. Miller	/s/ Craig R. Miller
	Date	Secretary/Ass’t Secretary Name	Signature

Acknowledgment for President/Vice President:

STATE OF Minnesota COUNTY OF Hennepin.

I do hereby certify that on this day of July 13, 2000, that Thomas Miller personally appeared before me, who, being by me first duly sworn, declared that he/she is the President/Vice President of the above named corporation, that he signed the foregoing document as President/Vice President of the corporation, and that the statements therein contained are true.

My commission expires 1-31-05	/s/ Tonyea Patterson
Signature of Notary Public:
[SEAL]

Acknowledgment for Secretary/Asst. Secretary:

STATE OF Minnesota COUNTY OF Hennepin:

I do hereby certify that on this day of 7-12-00, that Craig R. Miller personally appeared before me, who, being by me first duly sworn, declared that he/she is the Secretary/Asst. Secretary of the above named corporation, that he signed the foregoing document as Secretary/Asst. Secretary of the corporation, and that the statements therein contained are true.

My commission expires 1-31-05	/s/ Tonyea Patterson
Signature of Notary Public:
[SEAL]

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